Exhibit 10.15

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Agreement”), is made as of October 29, 2013 (the “Effective Date”), by and between NORTHSTAR REALTY HEALTHCARE, LLC, a Delaware limited liability company (“Seller”); NRFC BLACKHAWK HOLDINGS, LLC, a Delaware limited liability company, (the “Company”); and NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (“Buyer”).

Recitals

A.             The Company owns all right, title and interest in that certain parcel of real property more fully described on Exhibit A attached hereto and the improvements located thereon, situated in Spring Hill, Kansas (the “Property”).

B.               The Company also owns certain personal property in conjunction with their ownership of the Property.

C.               Seller is the owner and holder of one hundred percent (100%) of the membership interests in the Company.

D.               Buyer desires to purchase and Seller desires to sell all of the membership interests in the Company which owns the Property upon the terms and conditions hereinafter set forth.

E.               All of the Company’s liabilities are listed on Exhibit B attached hereto and made a part hereof and, except as set forth herein, such liabilities are being transferred to and assumed by the Buyer (the “Liabilities”).

Agreement

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Recitals. The Recitals are made an integral part of this Agreement.

2.               Sale and Purchase. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, all of Seller’s membership interests in the Company (the “Membership Interests”), being one hundred Percent (100%) of the issued and outstanding Membership Interests in the Company at the time of Closing (as defined below).

3.               Purchase Price/Closing. The purchase price (the “Purchase Price”) for the Membership Interests is Seven Million Two Hundred Eighty-Eight Thousand Four Hundred Five and 98/100 Dollars ($7,288,405.98). The Purchase Price shall be due and payable at Closing. In connection with the Closing, Seller agrees to pay off the existing Term Loan with KeyBank National Association (the “Lender”) and, accordingly, the Liabilities set forth as Items 3-16 on Exhibit B will be satisfied and, if applicable, released of record. The closing for the sale of Membership Interests in the Company (the “Closing”) shall occur on a day that is mutually agreeable to Seller and Buyer no later than ten (10) days following the Effective Date, provided that all conditions to Closing set forth in this Agreement have been satisfied, including but not limited to the terms of Section 13 hereof (the “Closing Date”).

4.               Delivery of Certain Materials to Buyer. Buyer acknowledges that Seller has delivered or made available to Buyer the following (to the extent that such materials exist and are in the Company’s possession):

(a)              A copy of the Company’s certificate of formation and limited liability company agreement and all of the Company’s books and records including books of account;

(b)              The financial reports, unaudited financial statements, and the Company’s tax returns from the Company’s inception and un-audited financial records (including balance sheets and results of operation), including a current list of the Company accounts payable and receivable;

(c)              All the Company’s contracts currently in effect, and the terms of any contracts currently pending;

(d)              A copy of all pending litigation, governmental investigations or actions or other proceedings affecting the Company, the Property and/or Seller and a description of any threatened claims, litigation or governmental investigations or actions or other proceedings affecting the Company, the Property and/or Seller, if any;

(e)              A list of all employees of the Company, dates of employment, current salaries and a copy of all employment contracts, if any;

(f)               A list of all existing insurance policies for the Company;

(g)             Copies of the most current title reports and all owner’s policies of title insurance, if any, with respect to the Property or any portion thereof previously obtained by or in the possession or control of Seller, the Company, or the Company’s agents. In addition, a copy of all title-objection letters or notices with respect to the Property or any portion thereof, and any response thereto;

(h)             Copies of all existing leases on the Property or any portion thereof and a schedule of security deposits and accrued interest, if any;

(i)              Copies of the most current surveys of the Property or any portion thereof and all other surveys with respect to the Property or any portion thereof in the possession or control of the Seller, the Company or the Company’s agents or the engineer or surveyor that prepared the same;

(j)              Copies of all real property tax assessments or bills for the Property in Seller’s possession or control;

(k)             Copies of all improvement plans and specifications and any and all contracts affecting the Property or any portion thereof;

(l)              Copies of all environmental reports, surveys, all engineering investigations and studies, including but not limited to archeological studies, grading studies, development layouts and plats, zoning and community comments, letters, and any other proposals, investigations, studies, documents or information in the possession of Seller and/or the Company with respect to the Property or any portion thereof (if such reports, surveys, proposals, investigations, studies, comments, letters, documents or information are not in the possession of Seller or the Company, Seller or the Company shall authorize the individual or organization in possession of these items to release them to Buyer);

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(m)            Copies of all cross-easement agreements, master association declarations, covenants, conditions, and restrictions and other agreements relating to the development of the Property or any portion thereof in the possession or control of the Seller, the Company, or the Company’s agents or the engineer, surveyor, or attorney that prepared the same;

(n)             Copies of all licenses, permits, service contracts, warranties and guaranties related to the Property or any portion thereof or to the Company; and

(o)             Copies of all bonds, letters of credit or other financial instruments securing development work related to the Property or any portion thereof.

5.               Inspections and Due Diligence Period. Buyer hereby acknowledges that Buyer has reviewed (i) the materials listed in Section 4 above and (ii) the Property, and that Buyer is satisfied with its review of said materials and the Property. Buyer agrees to accept the Property in its “as is” condition, with all faults, and, except as explicitly set forth herein, Seller makes no representations with respect to the condition of the Property or the suitability of the Property for any particular purpose.

6.               Covenants, Representations and Warranties of Seller. In addition to the representations and warranties contained elsewhere in this Agreement, Seller makes the following representations, warranties and covenants as of the Effective Date and as of the date of Closing, each of which shall be true and correct as of the Effective Date and as of the date of Closing:

(a)             The Company is a Delaware limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power to conduct its business and to own the Property.

(b)            Seller owns all of the Membership Interests and none of the Membership Interests are subject to any security interests, liens, pledges, charging orders, encumbrances or other claims. The Membership Interests have been duly and validly issued and are fully-paid and non-assessable. Seller is the record and beneficial owner of all of the Membership Interests, the Membership Interests constitute 100% of all of the issued and outstanding Membership Interests of the Company, and there are no options, warrants, convertible securities, subscriptions or other agreements under which the Company may be obligated to issue membership interests or any other equity securities. Seller owns and at Closing will have the absolute right to sell, assign and transfer the Membership Interests to Buyer, free and clear of any security interests, liens, pledges, charging orders, encumbrances, other claims, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever.

(c)            As of the Closing Date, there will be no outstanding debts, liabilities, undertakings, performances, commitments or other obligations of the Company of any nature, whether absolute, accrued, contingent, or otherwise, and whether known or unknown, and whether due or to become due, and whether in contract, tort or otherwise, except for the Liabilities set forth on Exhibit B attached hereto. Notwithstanding Seller’s representation that all of the Company’s liabilities are set forth on Exhibit B, the parties acknowledge and agree that Buyer is assuming responsibility for all of the debts, liabilities, undertakings, performances, commitments or other obligations of the Company, regardless of whether such debts, liabilities, undertakings, performances, commitments or other obligations are listed on Exhibit B and, from and after the Closing Date, Seller shall have no liability with respect to any debts, liabilities, undertakings, performances, commitments or other obligations of the Company.

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(d)             The financial reports and financial statements, the Company tax returns and all other Company financial information previously delivered to Buyer under Section 4, if any, are complete and accurate in all material aspects, are in accordance with the books and records of the Company, represent fairly the financial condition and result of operation of the Company for the periods covered thereby, are prepared in accordance with generally accepted accounting principles consistently applied. The Company has no liabilities or other obligations which are not fully shown or provided in the financial records of the Company furnished to or made available to Buyer, and represent all such reports, statements and tax returns for the Company.

(e)             Since the inception of the Company, neither Seller nor the Company has:

(i)            sold, encumbered, assigned or transferred any of the Company’s assets, except in the ordinary course of business, except any assets which shall be transferred according to Section 12 below prior to Closing;

(ii)           created, incurred, assumed or guaranteed any indebtedness for money borrowed or mortgaged, pledged or subjected any of the Company’s assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except any debts or liens which shall be transferred in accordance with Section 12 below prior to Closing or which are permitted pursuant to Section 7 that will be discharged or become Liabilities in connection with the Closing;

(iii)           made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan of the Company to which it is a party or by which it is bound, or cancelled, modified or waived any debts or claims held by it or waived any rights or substantial value, whether or not in the ordinary course of business; or

(iv)          encumbered, granted a security interest or caused or permitted any lien, charging order or other claim to attach against any of the Membership Interests.

(f)            The Company has accurately prepared and timely filed all income, gross receipts, franchise or other tax returns that it was or is required to file. Such tax returns are accurate, complete and correct in all material respects. Either the Company or the Seller has timely paid all tax liabilities (including any interest and penalties) due and owing in connection with the Company’s operations. No claim has been made by any taxing authority that there is any deficiency in the payment of taxes arising from the Company’s operations.

(g)            The Company currently holds, and at Closing will hold, fee simple title to the Property and all of the improvements, fixtures and equipment situated thereon, free and clear of liens, encumbrances, restrictions and easements, which would affect the marketability of the title, except liens set forth in the title policy currently insuring the Property and current mortgages of record that are set forth as Liabilities on Exhibit B.

(h)            The only assets of the Company as of the date of Closing shall be the Property and the following assets (together with the Property, sometimes referred to as the “Project Assets”): all surveys, plans, title policies and commitments, that certain Lease and Security Agreement by and between the Company and AHG Spring Hill, LLC, a Kansas limited liability company (the “Tenant”) dated October 8, 2013 (the “Lease”), and other rights and agreements relating to the Property (but only to the extent such other agreements were entered into by the Company or have been assigned to

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the Company), all structures, improvements and fixtures on the Property (subject to Tenant’s rights under the Lease), all rights to the names associated with the Property as set forth in the Recitals, and all books, records and documents of the Company, and all other assets of the Company existing as of the Effective Date. The Company has good and marketable title to all the Project Assets free and clear of all security interests, liens, pledges, encumbrances or other claims (other than the Term Loan and related loan documents set forth on Exhibit B).

(i)              To Seller’s and the Company’s knowledge, the Property is not subject to any unrecorded covenants or equitable servitudes of any kind.

(j)             Except as set forth on Schedule 6(j), there is no litigation, actions, suits, investigations, or other proceedings pending or, to the Company’s or Seller’s knowledge, threatened against or affecting the Property, the Company, its other assets or the Membership Interests, whether at law or in equity or before any federal, state or municipal or local government authority, department, commission, board, bureau, agency or instrumentality thereof. Neither Seller nor the Company has received notice of, or has knowledge of, any violation or alleged violation of any law, statute, ordinance, regulation or order with respect to the Property, the Company, its other assets or the Membership Interests. To their knowledge, Seller and the Company are in compliance with all laws, statutes, ordinances, regulations and orders which relate to the Company’s operations or the ownership of the Property.

(k)            The Company has all required licenses and permits necessary in the operation of its business or for the ownership of the Property, and none of such licenses or permits are conditional or restricted in any material respect. All returns, reports, plans and filings of any kind or nature (other than tax returns) required to be filed prior to the Closing Date by the Company with any governmental authorities have been properly completed and filed in material compliance with all applicable statutory or regulatory requirements.

(l)             Seller and the Company have each duly and validly executed this Agreement, each has full power to enter into and perform this Agreement, each has obtained all necessary consents and approvals, and the parties executing this Agreement on behalf of Seller and Company have been duly authorized. Seller and the Company shall give such further assurances as Buyer may reasonably request. This Agreement is enforceable against Seller and Company in accordance with its terms, subject to creditors’ rights laws and general equitable principles of enforcement.

(m)           Neither Seller nor the Company has received notice of, nor does either have knowledge of, any assessments for public improvements against the Property or any portion thereof which now, or at the time of Closing will, remain unpaid, including, without limitation, those assessments for construction of sewer and water lines and mains, streets, sidewalks and curbs (and which assessments would have a material adverse effect on the Property). To Seller’s and the Company’s knowledge, no public improvements have been ordered or threatened to be made which have not heretofore been completed, assessed and paid for. Neither Seller nor the Company has received notice of, nor does either have knowledge of, a proposed increase in assessments for real property taxes with respect to the Property or any portion thereof. To Seller’s and the Company’s knowledge, there is no unpaid property tax, levy or assessment against the Property, nor is there any pending or threatened condemnation proceeding against the Property or any portion thereof.

(n)            To Seller’s and the Company’s knowledge, no work has been done or will be done and no materials have been or will be supplied to the Property or any portion thereof by or for the benefit of the Company that will enable or permit the filing of a mechanic’s lien or any other lien against the

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Property or any portion thereof. In the event any claim is made by any party for the payment of sums due for the furnishing of labor and/or materials for the Property or any portion thereof subsequent to the date of this Agreement but prior to the date of Closing, or in the event any lien is filed against the Property or any portion thereof subsequent to Closing as a result of the furnishing of such materials and/or labor, then Seller shall expeditiously pay said claim or discharge said lien or obtain a full and complete release thereof, or provide a sufficient surety bond or other security to fully protect Buyer while any such claim is being defended or challenged by the Company.

(o)            The Property has free access to and from validly dedicated public highways, streets and roads and neither Seller nor the Company has knowledge of any pending or threatened governmental investigation or other proceeding or any other fact or condition which would limit or result in the termination of such access.

(p)             Neither Seller nor the Company has received notice of, or has knowledge of, any pending property rezoning or reclassification with respect to the Property or any portion thereof.

(r)            Seller has delivered to Buyer copies of all final environmental reports or studies prepared for Seller or the Company by third party consultants in Seller's or the Company’s possession relating to the Property, which reports are listed on Schedule 6(r) attached hereto. To Seller’s and the Company’s knowledge, which knowledge is limited to those matters which are disclosed in the reports listed on Schedule 6(r), neither Seller nor the Company is aware that the Property is in violation of any Environmental Laws. Neither Seller nor the Company has received any written notice of any pending or, to Seller's or the Company’s knowledge, threatened action or proceeding arising out of the environmental condition of the Property, Hazardous Materials located on the Property, or any alleged violation of Environmental Laws, which either (i) has not been remediated or otherwise addressed in all material respects or (ii) would reasonably be expected to materially and adversely affect the operation of the assisted living and residential health care facility located on the Property. As used herein, (i) the term “Environmental Laws” means all past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, policies, guidelines, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), and (ii) the term “Hazardous Materials” means, without limitation, polychlorinated biphenyls, urea formaldehyde, radon gas, lead paint, radioactive matter, medical waste, asbestos, petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous, infectious or toxic under any applicable federal, state or local law.

(s)            Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or accelerate any indebtedness or other payment, or result in the forfeiture or termination of rights under any agreement or instrument to which Seller or the Company are a party, including but not limited to the Company’s organizational documents; (ii) violate any restriction to which Seller or the Company are subject; or (iii) violate or conflict with any law, statute, regulation, ordinance or order.

(t)            Neither the Property nor any portion thereof is subject to any leases, contracts or other agreements which give any person or entity an interest in the Property, except for the Lease and the

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leases and other contracts previously delivered or made available to Buyer, which are in full force and effect and neither the Company nor any other party thereto is in default under such contracts.

(u)          Seller is not contemplating either (i) the filing of a petition by it under any bankruptcy or insolvency laws (and Seller has no knowledge of any person contemplating the filing of any such petition against it), or (ii) the liquidation of all or a major portion of the assets of Seller except the sale of the Property hereunder.

(v)           Seller and the Company have delivered or made available to Buyer all documents and materials set forth in Section 4 hereof.

(w)          Section 1445 of the Internal Revenue Code provides that a purchaser of a U.S. real property interest must withhold tax if seller is a foreign person. In connection therewith, Seller warrants that withholding of tax is not required upon disposition of the Membership Interests being sold pursuant to this Agreement, and also represents the following:

(i)              The Company is not a foreign company, foreign partnership, foreign trust, or foreign estate, and none of the individuals included in the definition of Seller are foreign persons (as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder);

(ii)             The Company’s principal office address is 399 Park Avenue, 18th Floor, New York, New York 10022;

(iii)            The Company will provide on or before the Closing Date a certification of nonforeign status as provided by Treas. Reg. Section 1.1445-5T(b)(2)(iii)(B);

(iv)            Seller and the Company agree that the information contained in this Section 6(x) may be disclosed to the Internal Revenue Service by Buyer; and

(v)             No taxes, withholding or other liability will be assessed against the Company or Buyer under the Foreign Investment in Real Property Act of 1980, as amended, in connection with the transactions contemplated by this Agreement.

(x) To the Seller’s and the Company’s knowledge, no representation or warranty by Seller or the Company in this Agreement, the attached Exhibits and Schedules, or any statement, certificate, schedule or document furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including but not limited to those specified in Section 4 hereof, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Seller and the Company have disclosed to Buyer or have identified and made available to Buyer all material information of which they know relating to the Property, the other Project Assets, the Liabilities and the business, properties, affairs and financial condition of the Company.

(y) Seller or the Company shall immediately notify Buyer, in writing, of any event or condition known to the parties which occurs prior to Closing hereunder which causes a change in the facts relating to, or the truth of, any of the above representations or warranties.

(z) In addition to, but not in limitation of, other default remedies herein elsewhere stated or provided at law or in equity, in the event that any of the aforesaid representations and/or warranties is not true, shall not have been complied with, or shall not have transpired as of the Effective Date or at the time

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of Closing, notwithstanding any other provision to the contrary contained in this Agreement or provided at law or in equity, Buyer, at any time prior to or at Closing, shall provide written notice to Seller of such default and if Seller does not cure such default within thirty (30) days after receipt of such notice (or if more than thirty (30) days are required to cure the default and Seller commences curing the default within the thirty (30) day period and thereafter diligently pursues curing the default, such additional reasonable time as is required for the completion of such cure), Buyer may declare this Agreement null, void, terminated and of no further effect, in which event, and notwithstanding any other provision to the contrary contained in this Agreement, except for the representations, warranties and indemnities provided herein, no party shall have any further obligations or liability to the other. All covenants, representations and warranties contained in this Agreement shall survive Closing and shall be for the benefit of Buyer and its successors and assigns.

7.               Covenants, Representations and Warranties of Buyer. Buyer makes the following representations and warranties as of the Effective Date, each of which shall be repeated and true at the time of Closing:

(a)             Buyer represents and warrants that: (i) Buyer is a Delaware limited partnership, validly existing, and in good standing under the laws of the State of Delaware; (ii) Buyer has duly and validly executed this Agreement, and has full power to enter into and perform this Agreement, (iii) Buyer has obtained all necessary authorizations; and (iv) the party executing this Agreement and the documents referred to hereunder on behalf of Buyer have been duly authorized, and the Agreement and such documents have been duly executed;

(b)             Buyer is not contemplating either (i) the filing of a petition by it under any bankruptcy or insolvency laws (and Buyer has no knowledge of any person contemplating the filing of any such petition against it), or (ii) the liquidation of all or a major portion of the assets of Buyer;

(c)             Buyer acknowledges that the Company will, subsequent to Closing, have continuing obligations pursuant to agreements entered into by the Company prior to Closing, which shall become the obligation of Buyer from and after the Closing;

(d)             The covenants, representations and warranties provided in this Agreement shall survive Closing.

8.               Use of Property Until the Closing. Seller and the Company, jointly and severally, agree that, from the Effective Date to the Closing Date, the Company will: (i) not amend or enter into any material contract or agreement relating to the Property or otherwise (including the Lease or the Term Loan) without the prior written consent of Buyer; (ii) not become a party to any service contract that cannot be paid at or by Closing with respect to or affecting the Property without the prior written consent of Buyer except for contracts which can be terminated on thirty (30) days’ or less notice; (iii) keep the Property and any other Project Assets in as good of a condition as exists as of the date hereof, ordinary wear and tear, casualty and condemnation excepted; and (iv) comply with all terms and conditions of the Lease and the Term Loan.

9.               Possession; Risk of Loss; Insurance; Condemnation.

(a)             Possession of the Property and the other Project Assets shall be given to Buyer as of the date of Closing.

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(b)             During the term of this Agreement, the Company shall use reasonable efforts to cause the Tenant under the Lease to keep Buyer advised of the nature and amount of any insurance in effect, and upon request therefor, shall use reasonable efforts to cause the Tenant under the Lease to provide Buyer with copies of such insurance policies.

(c)             In the event of the condemnation or taking by eminent domain, or sale in lieu thereof, of all or any substantial part of the Property (substantial shall be defined as any portion of the Property which reduces the land available for development by more than ten percent (10%)) prior to the transfer of Membership Interests by Seller hereunder and while this Agreement is in full force and effect, Buyer shall have the right, by written notice to Seller within ten (10) days after notice by Seller to Buyer of such condemnation, taking or sale, with respect to the Property to either:

(i)             notwithstanding any other provision to the contrary contained in this Agreement, terminate this Agreement; or

(ii)             notify Seller that Buyer intends to proceed forward with the Closing hereunder, with no reduction in the Purchase Price, notwithstanding such condemnation, in which event the amount of any such condemnation award with respect to the Property purchased, shall be held by the Company and shall become subject to Buyer’s control, if, as and when Buyer completes the Closing pursuant to this Agreement (the proceeds standing in lieu of the condemned Property held by the Company). If this Agreement is fully terminated as to the purchase of Membership Interests prior to the Closing, said proceeds shall belong to the Company.

10.             Default.

(a)            Default by Buyer. In the event that all conditions precedent to Buyer’s obligation to consummate the transactions contemplated by this Agreement have been satisfied or waived and Buyer is not entitled to terminate this Agreement under any provisions hereof, then in the event of default by Buyer under this Agreement, Seller shall have the right to terminate this Agreement and receive a reimbursement for all of the costs and expenses, including reasonable attorneys’ fees, incurred by Seller or the Company in connection with this Agreement, and neither party to this Agreement shall have any further liability to the other for any damages of any kind whatsoever, whether compensatory, consequential, punitive, or otherwise (except as to the indemnities contained in Sections 6(v), 7(e), 16 and 18 hereof) or be subject to the remedy of specific performance, and this Agreement shall be and become null and void and of no further force and effect either at law or in equity.

(b)             Default by Seller. In the event Seller shall fail to effectuate the Closing hereunder for any reason whatsoever, other than by reason of a breach of covenant of Buyer hereunder, or in the event Seller shall otherwise default under this Agreement, Buyer shall have the right to terminate this Agreement and shall have the right to pursue all remedies under this Agreement or at law or in equity, including the remedy of specific performance.

11.             Covenant Not to Encumber. Seller represents, warrants and covenants to Buyer that from the Effective Date until the date of Closing for the Membership Interests or the date of termination of this Agreement, whichever occurs first, neither the Company or Seller will, other than in the normal course of business, (i) enter into or execute any contract, covenant, deed, restriction, right-of-way, easement, mortgage, deed of trust, or other agreement, encumbering, transferring or otherwise affecting the Property, any other Project Assets or the Membership Interests, (ii) on the Company’s behalf, incur any debts, liabilities, undertakings, performances, commitments or other obligations or (iii) permit any of the above to occur.

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12.             Seller’s Deliveries at Closing and Conditions Precedent to Buyer’s Obligations.

(a)             All costs of the transactions set forth in this Section 12 shall be borne by Buyer. All documents accomplishing the transactions in this Section 12 shall be mutually acceptable to Seller and Buyer.

(b)             Seller shall deliver to Buyer, and/or Buyer’s designee, at the Closing:

(i)            Assignment of Membership Interests. The Assignment of Membership Interests representing legal and beneficial ownership of one hundred percent (100%) of all the outstanding membership interests of the Company, free and clear of all security interests, liens, pledges, charging orders, encumbrances, or other claims in substantially the form attached hereto as Exhibit C.

(ii)            Original Company’s Records and Documents. To the extent in the Company’s possession, original copies of the Company’s records and documents, including books of account and minute books.

(ii)            Certification of Representations and Warranties. A certification that all of the representations and warranties contained herein are true and correct in all material respects as of the date of Closing.

(iii)          Possession. Possession of the Property, subject to the rights of the Tenant under the Lease.

(iv)         Resignations. Resignations of all current managers, officers and other agents of the Company, effective as of the date of Closing.

(v)         Miscellaneous. Such other instruments as may reasonably be required to consummate the transactions contemplated by this Agreement.

13.             Conditions to Closing. Buyer’s obligation to purchase the Membership Interests at Closing shall be contingent upon Seller’s performance of all material obligations and commitments required to be satisfied prior to or at Closing, and the satisfaction of the following condition: All representations and warranties of Seller and the Company contained herein shall be true and correct in all material respects as if made on the Closing Date. If the conditions set forth at Section 12(b) above are not satisfied at Closing, Buyer shall have the right to extend, waive or terminate this Agreement and, if terminated, no party shall have any further obligation to the other except as otherwise specifically set forth in this Agreement.

14.            Buyer’s Obligation at Closing. Buyer shall pay the Purchase Price in accordance with Section 3 at Closing.

15.            Closing. Notwithstanding any other provision in this Agreement, including but not limited to the running of any inspection or due diligence periods, whether or not extended, unless specifically extended by written agreement of Buyer and Seller, Closing shall be on or before ten (10) days following the Effective Date. If the date of the Closing is a Saturday, Sunday or legal holiday, the Closing shall be held on the next business day. Upon payment of the Purchase Price as provided for in Section 3, on the date of Closing, Seller shall convey good, marketable and merchantable title to the Membership Interests to Buyer, free and clear of all security interests, liens, pledges, charging orders, encumbrances or other claims, and the Company shall have good, marketable and merchantable title to the Property as well as to the other Project Assets.

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16.             Indemnification.

(a)             Indemnification by Seller. Seller, for itself and its successors, assigns and heirs, (collectively, the “Seller Indemnitors”), agrees to reimburse, indemnify and hold Buyer and its members, partners, managers, employees, agents, attorneys and their respective successors and assigns harmless from and against:

(i)           any and all actions, suits, claims proceedings, investigations, demands, assessments, audits, fines, judgments, losses, deficiencies, liabilities, costs and other expenses (including, without limitation, reasonable attorneys’ fees and costs) (“Adverse Consequences”) resulting from, relating to or arising out of (A) any breach of representation or warranty of Seller or the Company under this Agreement; (B) any default in the performance of any agreement or covenant on the part of Seller or the Company under this Agreement; (C) any indebtedness, liability, undertaking, performance, commitment or other obligation of the Company arising prior to Closing, except for the Liabilities; and (D) any claim asserted against Buyer by a third party to the extent that such claim related to an actual or alleged act or omission of Seller prior to the date of Closing or an actual or alleged state of facts existing with respect to the Property or the Company.

(ii)           The indemnity obligations of the Seller Indemnitors under Section 16(a)(i) above shall survive for a period of twelve (12) months following the Closing. The indemnity obligations of Seller Indemnitors with respect to a breach of Section 6(b) shall survive for a period of thirty-six (36) months following the Closing. Notwithstanding the foregoing, any claim for which notice was delivered within the applicable survival period as specified above shall survive until all indemnification obligations of the Seller Indemnitors relating to the claim shall have been fully paid.

(iii)          Assuming the Closing occurs, none of the Seller Indemnitors shall have any right of contribution from the Company with respect to any of their indemnification obligations arising under or in connection with this Agreement, because the Company will then be owned by Buyer, which will be a beneficiary of any such indemnification obligations.

(iv)         Notwithstanding anything herein to the contrary, Seller’s liability under the indemnification provisions of this Section 16 shall be limited to the Purchase Price.

(b)           Indemnification by Buyer. After the date of Closing, Buyer, on behalf of itself and its successors and assigns, agrees to reimburse, indemnify and hold Seller and its members, managers, employees, agents, attorneys, successors and assigns harmless from and against any and all Adverse Consequences incurred in connection with, resulting from, relating to, or arising out of:

(i)             the breach of a representation or warranty of Buyer under this Agreement;

(ii)           the operation or management of the Company after the date of Closing; and

(iii)          any claim asserted against Seller by a third party to the extent that such claim related to an actual or alleged act or omission of Buyer subsequent to the date of Closing or an actual or alleged state of facts existing with respect to the Property or the Company.

(c)             Survival of Representations and Warranties. Except as otherwise limited herein, the representations and warranties, obligations, covenants and agreements of Seller, Buyer or the Company contained herein or in any exhibit or certificate delivered pursuant hereto shall survive the Closing and

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continue in full force and effect, regardless of any knowledge or reason to know which any parties may have had with respect to any breach of representation, warranty, obligation or covenant or agreement.

(d)             Exclusive Remedy. Except as otherwise provided hereunder and subject to the next succeeding sentence, all claims made by virtue of the representations, warranties, obligations, covenants and agreements contained in, or otherwise made in connection with this Agreement shall be made under and subject to the limitations set forth in this Section 16 which, from and after the Closing, shall be the exclusive remedy for Buyer or Seller for any breach of this Agreement or other claim arising hereunder. The immediately preceding sentence shall not limit any right of Buyer or Seller to seek any legal or equitable relief (including, without limitation, specific performance) as specified in Section 10 in respect to any breach of any covenant or other agreement herein, or any action or other proceeding for fraud, intentional misrepresentation or concealment.

17.            Brokerage Fees. Seller, Buyer and the Company each represent and warrant to the other that none of them has used the services of any real estate broker, agent or finder in connection with this Agreement. In reliance on these representations and warranties, each party agrees to indemnify and hold the other harmless against any claim by any real estate broker, agent or finder for a commission or fee arising by reason of the indemnifying party’s breach of its representation and warranty. The provisions of this Section 17 shall survive the Closing and the transfer of the Membership Interests.

18.            Notices. Any notice or demand under this Agreement shall be in writing and sent by hand-delivery, commercial overnight delivery or facsimile, as follows:

If to Seller or Company:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Ronald J. Lieberman, Esq., Executive

        Vice President and General Counsel

Facsimile: 212-547-2704

With a copy to:

c/o NorthStar Realty Healthcare, LLC

2 Bethesda Metro Center, Suite 1300

Bethesda, MD 20814

Attention: Doug Bath, Chief Investment Officer

Facsimile: 212-547-2700

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With a copy to:

Arent Fox LLP

1717 K Street, N.W.

Washington, D.C. 20036

Attention: Kimberly A. Wachen, Esq.

Facsimile: 202-857-6395

If to Buyer:

c/o NorthStar Healthcare Income, Inc.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Ronald J. Lieberman, Esq., Executive

        Vice President and General Counsel

Facsimile: 212-547-2704

With a copy to:

c/o NorthStar Healthcare Income Advisor, LLC

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Daniel R. Gilbert, Chief Executive Officer

Facsimile: 212-547-2700

With a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Lesley H. Solomon, Esq.

Facsimile: 404-881-7777

Any such notice or demand shall be deemed given (i) upon delivery if hand-delivered, (ii) upon deposit, prepaid, for next business day delivery, if sent by commercial overnight delivery service or (iii) transmission confirmation if sent by facsimile. Either party by notice to the other in accordance with the above, may designate a substitute address for such notice or demand and thereafter such substitute address shall be used for the giving of notice or demand.

19.             Miscellaneous.

(a)             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Seller, the Company, Buyer and their respective heirs, personal representatives, successors and permitted assigns. The provisions hereof shall survive the transfer of the Membership Interests and shall not be merged therein.

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(b)             Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules hereto) contains the final and entire agreement between the parties hereto and supersedes all prior oral representations, negotiations and agreements, and neither the parties, nor their agents, shall be bound by any terms, conditions and representations not herein written or incorporated herein by reference. This Agreement may not be modified or changed orally, but only by agreement in writing signed by the party against whom enforcement of any such change is sought.

(c)             Governing Law. The interpretation, construction and performance of this Agreement shall be governed by New York law without regard to principles of conflicts of law.

(d)            Headings. The headings and titles of the sections are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

(e)             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts of this Agreement delivered by facsimile or portable document format shall be deemed originals.

(f)            No Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

(g)             Severability. No determination by any court, governmental, administrative or other entity that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision, or (ii) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

(h)             No Partnership. Nothing in the provisions of this Agreement shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

(i)            Rule Against Perpetuities. For the purposes of satisfying the Rule against Perpetuities, the “Term of this Agreement,” and the last date for completing the Closing shall be December 31, 2015.

(j)            Drafted Jointly. This Agreement was prepared for the benefit of each of the parties and the language in this Agreement shall not be construed in any way against the drafting party.

(k)            Time Periods. Any and all references in this Agreement to time periods which are specified by reference to a certain number of days refer to calendar days, unless “business days” is otherwise expressly provided. Therefore, if (a) the last date by which a Closing is permitted to occur hereunder, or (b) any date by which a party is required to provide the other party with notice hereunder, occurs on a Saturday or Sunday or a banking holiday in the jurisdiction where the Property is located, then and in any of such events, such applicable dates shall be deemed to occur, for all purposes of this Agreement, on that calendar day which is the next, succeeding day, which is not a Saturday, Sunday or banking holiday.

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(l)             No Third-Party Beneficiaries. No person who is not a party to this Agreement (or a permitted assignee hereunder) shall have any benefit hereunder nor have any third party beneficiary rights as a result of this Agreement, nor shall any party be entitled to rely on any actions or inactions to the parties hereof or their agents, all of which are done for the sole benefit of the parties hereto.

(m)            Consent to Venue and Jurisdiction. The parties consent to the jurisdiction and venue of the courts of any county in the State of New York or to the jurisdiction and venue of the United States District Court for the jurisdiction in which the Property is located in any action or judicial proceeding brought to enforce, construe or interpret this Agreement.

(n)             Force Majeure. In the event that the parties shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Agreement by reason of acts of God, vandalism, accident, flood, severe weather, other casualty, riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, the parties, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

(o)            Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

20.             Tax Reporting and Allocations.

(a)             Preparation and Filing of Pre-Closing and Post-Closing Period Tax Returns.

(i)            Seller shall prepare or cause to be prepared and file or cause to be filed all tax returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Seller shall permit Buyer to review and comment on each such tax return described in the preceding sentence prior to filing. The amount of any such pre-Closing taxes shall be conclusively deemed to be the responsibility of and an indemnification obligation of Seller Indemnitors hereunder.

(ii)            Buyer shall prepare or cause to be prepared and file or cause to be filed all tax returns of the Company for tax periods which begin after the Closing Date, or that begin before the Closing Date and end after the Closing Date. The amount of any pre-Closing taxes with respect to such tax returns shall be conclusively deemed to be the responsibility of and an indemnification obligation of Seller Indemnitors hereunder.

(b)            Cooperation in Filing Tax Returns. Seller and Buyer shall provide one another such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any tax return, amended tax return or claim for refund, determining liability for taxes or a right to refund of taxes, or in conducting any audit, litigation or other proceeding with respect to taxes. Such cooperation

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and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by taxing authorities, and relevant records concerning the ownership and tax basis of property, which any such party may possess. Each party will retain all tax returns, schedules, work papers, and all material records and other documents relating to tax matters, of the Company for the tax period first ending after the Closing Date and for all prior tax periods until the later of either (a) the expiration of the applicable statute of limitations (and, to the extent notice in provided with respect thereto, any extensions thereof) for the tax periods to which the tax returns and other documents relate or (b) eight years following the due date (without extension) for such tax returns.

(c)             Allocation of Certain Taxes.

(i)            If the Company is permitted but not required under applicable income tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of a taxable period.

(ii)            In the case of taxes arising in a taxable period of the Company that includes, but does not end on, the Closing Date, except as provided in Section 20(c)(iii), the allocation of such taxes between the pre-Closing period and the post-Closing period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For the avoidance of doubt, for purposes of this Section 20, any tax resulting from the transactions contemplated by this Agreement and any tax resulting from sale by Seller of the Membership Interests is attributable to the pre-Closing period and therefore to Seller.

(iii)            In the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any taxes, other than taxes based upon or related to income or receipts, or franchise taxes, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any tax based upon or related to income or receipts, or franchise taxes, be deemed equal to the amount which would be payable if the relevant taxable period ended as of the end of the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company.

(d)            Tax Characterization of Payments. Except as otherwise required by applicable law, the parties shall treat any indemnification payment by the Seller Indemnitors made pursuant to Section 16 hereof or otherwise hereunder as an adjustment to the Purchase Price for tax purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have respectively signed and sealed this Agreement as of the day and year first written above.

COMPANY:

NRFC BLACKHAWK HOLDINGS, LLC,

a Delaware limited liability company

By:          NORTHSTAR REALTY HEALTHCARE, LLC,

a Delaware limited liability company

By:         NRFC HEALTHCARE HOLDING

COMPANY, LLC,

a Delaware limited liability company

By:         NRFC SUB-REIT CORP.,

a Maryland corporation

By:        /s/ Ronald J. Lieberman

Ronald J. Lieberman

Executive Vice President,

General Counsel and Secretary

[Signatures continued on the following page]

Signature Page to Membership Interest Purchase Agreement

SELLER:

NORTHSTAR REALTY HEALTHCARE, LLC,

a Delaware limited liability company

By:         NRFC HEALTHCARE HOLDING

COMPANY, LLC,

a Delaware limited liability company

By:         NRFC SUB-REIT CORP.,

a Maryland corporation

By:        /s/ Ronald J. Lieberman

Ronald J. Lieberman

Executive Vice President,

General Counsel and Secretary

[Signatures continued on the following page]

Signature Page to Membership Interest Purchase Agreement

BUYER:

NorthStar Healthcare Income Operating

Partnership, LP, a Delaware limited partnership

By:         NORTHSTAR HEALTHCARE INCOME, INC.,

a Maryland corporation and its general partner

By:        /s/ Ronald J. Lieberman

Ronald J. Lieberman

Executive Vice President, General

Counsel and Secretary

Signature Page to Membership Interest Purchase Agreement